Exhibit 15.2

中国北京建国门外大街1 号国贸写字楼2座12-14层 100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

To：Canaan Inc.

ROOM 2101, 21ST Floor, Building 1

Yard 1, No. 81 Beiqing Road

Haidian District, Beijing, 100094

People’s Republic of China Attention: The Board of Directors

April 29 , 2022

Dear Sirs or Madam,

Re: Canaan Inc. (the “Company”)

We, Commerce & Finance Law Offices, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors” in Canaan Inc.’s annual report on Form 20-F for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission in the month of April 2022.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices